Exhibit 10.1
FIRST AMENDMENT
TO THE ASCEND WELLNESS HOLDINGS, INC.
2021 STOCK INCENTIVE PLAN
Effective upon approval of the stockholders, Ascend Wellness Holdings, Inc., a Delaware corporation (the “Corporation”) hereby amends the 2021 Stock Incentive Plan (the “2021 Plan”), as follows:
1.Section 4(a) of the 2021 Plan is hereby amended in its entirety to read as follows:
(a)Shares Available. At the time of grant of any Award, the aggregate number of Shares subject to all Awards then outstanding under the Plan shall not exceed 10% of the total number of issued and outstanding Shares, on a non-diluted basis, as constituted on the grant date of such Award.
2.    Section 4(b) of the 2021 Plan is hereby amended in its entirety to read as follows:
(b)    Limit on Incentive Stock Options. In addition to being subject to the limit described in (a) above, the maximum number of Shares available for grants of Incentive Stock Options under the Plan is also limited to 10% of issued and outstanding Shares as of May 5, 2023. The number of Shares covered by an Incentive Stock Option shall be counted on the date of grant against the aggregate number of Shares available for granting Incentive Stock Options under this Section 4(b). If any Shares covered by Incentive Stock Option are not purchased or are forfeited or are reacquired by the Company, or if an Incentive Stock Option otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under this Section 4(b), to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Incentive Stock Options under this Section 4(b).
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The Corporation has caused this First Amendment to be signed on the date indicated below, to be effective as indicated above.

Dated: March 9, 2023	Ascend Wellness Holdings, Inc.

	By:	/s/ Daniel Neville
	Name:	Daniel Neville
	Title:	Chief Financial Officer and Interim Co-Chief Executive Officer